Exhibit 10.2

     AMENDMENT TO RESTRUCTURE AGREEMENT

         This Amendment to Restructure Agreement (“Amendment”) is made as of April 3, 2002 by and among SILICON VALLEY BANK, a California banking corporation (“SVB”), INTERNATIONAL MICROCOMPUTER SOFTWARE, INC., a California corporation (“IMSI” or “Borrower”), ARTTODAY.COM, Inc. an Arizona Corporation (“ArtToday”), and DIGITAL CREATIVE DEVELOPMENT CORPORATION (“DCDC”) a Utah corporation and amends that certain Restructure Agreement dated as of October 9, 2001 executed by the same parties.

RECITALS

A.	SVB, IMSI, ArtToday and DCDC entered into a Restructure Agreement (“Restructure Agreement”) dated as of October 9, 2001 which related among other things to (i) a Loan and Security Agreement dated November 3, 1998 between SVB and IMSI (“SVB Loan Agreement”); and (ii) a First Amended and Restated Loan Agreement (“UBOC Loan Agreement”) dated as of April 23, 1999, between IMSI and Union Bank of California (“UBOC”).

B.	In connection with the Restructure Agreement, (i) DCDC acquired the UBOC Loan Agreement and the related promissory notes, (ii) DCDC executed a Subordination Agreement with SVB dated as of October 9, 2001 relating to the UBOC Loan Agreement; (iii) DCDC executed a Pledge Agreement in favor of SVB dated as of October 9, 2001.

C.	Following execution of the Restructure Agreement, a Reaffirmation of Subordination Agreement was executed in favor of SVB (“Reaffirmation Agreement”) upon completion of a merger between DCDC and a subsidiary of DCDC. The term “DCDC” shall herein refer to the surviving entity from and after such merger, and to the prior entity prior to such merger.

D.	In connection with the Restructure Agreement IMSI executed a Revised Promissory Note payable to SVB in the original principal sum of $1,200,000 dated as of October 9, 2001 (“Revised SVB Note”).

E.	The obligations of IMSI under the Restructure Agreement and the related documents were guaranteed by ArtToday under the terms of a Guaranty (“ArtToday Guaranty”), which was subject to a Reaffirmation of Guaranty executed by ArtToday dated as of October 9, 2001.

F.	The obligations of ArtToday under the ArtToday Guaranty are secured by all of the assets of ArtToday pursuant to the terms of:

                           (i) a Security Agreement (All Personal Property Assets) (“ArtToday Security Agreement”); and

(ii)	an Intellectual Property Security Agreement executed by ArtToday (“ArtToday IP Security Agreement”)

G.	The obligations of IMSI under the Restructure Agreement and the SVB Loan Agreement and the Revised Promissory Note are also secured by the assets which had secured the UBOC Loan agreement including without limitation the stock in ArtToday held by UBOC under a Pledge Agreement executed by IMSI (“IMSI Pledge Agreement”).

H.	Defined terms used but not defined in this Agreement shall have the meaning provided in the Restructure Agreement and/or the SVB Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the above recitals and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Acknowledgement of SVB Obligations. IMSI and DCDC and ArtToday hereby acknowledge as follows:

a.	Borrower is obligated to SVB according to the terms of the Restructure Agreement and under SVB Loan Agreement.

b.	As of March 27, 2002 the following amounts were outstanding: principal in the sum of $700,000; interest as provided in the Revised Promissory Note; and costs of SVB, including reasonable attorneys’ fees and costs in an amount to be specified.

2.	Acknowledgment of Liens and Guaranties. IMSI, DCDC, and ArtToday hereby agree and acknowledge that the guarantees and security agreements and the pledge agreement referred to in the above Recitals still remain in effect and all liens have been fully perfected.

3.	Discounted Payment.

a.	SVB agrees that if payment is made not later than close of business on the Deadline Date SVB shall accept the Discounted Payment Sum in satisfaction of IMSI’s obligations under the Revised Promissory Note and the SVB Loan Agreement.

b.	IMSI hereby agrees to pay to SVB the Discounted Payment Sum not later than close of business on the Deadline Date.

c.	The Discounted Payment Sum shall mean:

i.	Six hundred thousand dollars ($600,000) plus

ii.	Any and all interest, which shall accrue on the Deposit.

d.	The Deadline Date shall be Friday April 5, 2002.

4.	Satisfaction of Obligations. Upon timely payment of the Discounted Payment Sum and upon satisfaction of the terms herein:

a.	IMSI’s obligations under the Revised Promissory Note and the SVB Loan Agreement shall be deemed satisfied;

b.	ArtToday’s obligations under the Limited Guaranty, the ArtToday Security Agreement, and the ArtToday IP Security Agreement shall be deemed satisfied;

c.	SVB shall release all collateral for the Revised Promissory Note, the SVB Loan Agreement and the Limited Guaranty and all collateral held under the Restructure Agreement. The IP Security Agreement, and the Pledge Agreement shall be deemed terminated.

d.	DCDC’s obligation under the Subordination Agreement shall be deemed satisfied;

e.	SVB shall release all collateral held for the Subordination Agreement.

5.	Deposit of Funds. Not later than Thursday March 28, 2002, IMSI shall deposit with SVB the sum of six hundred thousand dollars ($600,000) (“Deposit”). IMSI shall not withdraw such funds or any interest, which accrues thereon except to provide to SVB the Discounted Payment Sum by the Deadline Date.

6.	Grant of Security Interest. IMSI hereby grants to SVB a security interest in the Deposit and all funds maintained therein to secure performance and payment of all obligations under this Amendment, the Restructure Agreement and under the SVB Loan Agreement. SVB shall have all rights in the Deposit as provided in the California Commercial Code. In the event of a breach of or the occurrence of an event of default under this Amendment, under the Restructure Agreement or under the SVB Loan Agreement, SVB shall have all rights provided in the California Commercial Code relative to the Deposit and all rights to enforce its security interest therein..

7.	Indemnification.

a.	IMSI, DCDC and ArtToday (“Indemnifying Parties”) each hereby agrees to indemnify and hold SVB harmless against and from any and all claims, liability, Losses, defined below, damages, judgments or expenses of any nature whatsoever (collectively the “Indemnified Liabilities”) which the SVB may suffer or incur or which may arise in connection with the this Amendment, the Restructure Agreement, the SVB Loan Agreement, the UBOC Loan Agreement and any and all documents and/or instruments and/or agreements executed in connection with any of the foregoing (or any extensions, renewals, modifications or replacements thereof) (collectively the “Indemnification Documents”) or any demand made upon Bank which are related to or arise from:

i.	Action taken by any of the Indemnifying Parties in connection with, or related to, any of the Indemnification Documents;

ii.	Any claims by the Unsecured Creditors, Imageline, Baystar Capital and/or Heller Financial;

b.	The term “Losses” as used above shall include, without limitation, any and all losses incurred by Bank including the inability of the Bank to recover from the proceeds of the IMSI, DCDC and ArtToday Collateral and the obligations owed under Guaranteed Agreements.

c.	This indemnification shall remain in effect even after payment of the Discounted Payment Sum.

8.	Representation and Warranties of SVB. SVB hereby makes the following representations and warranties to IMSI, DCDC and ArtToday: (i) All corporate action on the part of SVB, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the agreement contemplated hereby and the performance of all obligations of SVB under such agreements has been taken or will be taken prior to their execution, and this Agreement; and (ii) the agreements contemplated to which SVB is a party herein constitute valid and legally binding obligations of SVB, enforceable in accordance with their terms, except as subject to laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

9.	Additional Representations and Warranties To SVB. The following representations and warranties are made to SVB:

a.	DCDC hereby represents and warrants to SVB as follows:

i.	DCDC is duly organized, validly existing and in good standing under the laws of the state of Utah with its principal place of business at 1325 Avenue of the Americas, 26th Flr., New York, NY 10019, and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted; and

b.	IMSI represents and warrants to SVB as follows:

i.	IMSI is duly organized, validly existing and in good standing under the laws of the state of California with its principal place of business at 75 Rowland Way, Novato, California and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted;

c.	ArtToday represents and warrants to SVB as follows:

i.	ArtToday is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, or if not in good standing, shall be in good standing in the State of Arizona within ten (10) day as of the signing of this Agreement and remain in good standing until the SVB Obligations are paid in full;

d.	DCDC, IMSI, and ArtToday each severally represents and warrants to SVB as follows:

i.	The execution, delivery and performance of this Agreement and of any instrument or agreement required by this Agreement are within its powers, have been duly authorized, are not in conflict with the terms of any of its charters, bylaws or other organization papers and are not in conflict with any law or any indenture, agreement or undertaking to which it is a party or by which it is bound or affected. The execution, delivery and performance of this Agreement and the agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby will not be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any instrument, judgment, order, writ, decree or contract or an event which results in the creation of, any lien, charge or encumbrance upon any of its assets.

ii.	All financial information submitted by or on its behalf to SVB is true and correct in all material respects and is complete insofar as may be necessary to give SVB a true and accurate knowledge of the subject matter thereof.

10.	Events of Default. At the option of SVB, the following shall constitute an “Event of Default” under this Agreement:

a.	Breach of any provision of this Agreement or any agreement, instrument or certificate executed pursuant hereto.

b.	Breach (whether presently existing or hereafter occurring) of any provision of, or the occurrence of an Event of Default, excluding the Stated Defaults, under the Restructure Agreement.

c.	Discovery that: (i) any representation or warranty herein or in any agreement, instrument or certificate executed pursuant hereto; or (ii) any financial information provided to SVB in connection herewith, was false or misleading in any material respect when made or provided to SVB.

11.	Remedies Upon Default. Upon the occurrence of an Event of Default, SVB may at its option and without notice or demand:

a.	Immediately enforce all rights and remedies provided under the Restructure Agreement and all related documents.

b.	Immediately enforce all rights under this Amendment and under applicable law.

c.	Exercise any or all of its remedies against the Deposit.

12.	Waiver and Release of SVB.

a.	In further consideration of SVB entering into this IMSI and DCDC and ArtToday and each of their past and present officers, directors, employees, agents, successors and assigns (collectively referred to as the “IMSI Releasing Parties”) hereby waive and release any and all claims, rights and defenses, causes of action and offsets of any nature whatsoever (known or unknown) which each of the IMSI Releasing Parties now has (or might have) against SVB, all of SVB’s past and present officers, directors, employees, agents, attorneys or representatives arising from or in any way related to the SVB Loan Agreement and all modifications, supplements and extensions thereto, all the advances thereunder, all documents executed in connection therewith and SVB’s actions in connection therewith.

b.	This waiver and release is not intended to release and waive, nor shall it be interpreted as releasing and waiving, rights, defenses, claims, causes of actions and offsets arising from or related to this Agreement and the breach of any representation, warranty or covenant contained herein.

c.	Each of the IMSI Releasing Parties understands (a) that it is possible that unknown losses or claims may exist, or (b) that past known losses have been underestimated; nevertheless each of the IMSI Releasing Parties is taking this risk into account in determining the consideration it is to receive for this release through this Agreement. Consequently, each of the IMSI Releasing Parties expressly waives all rights and benefits conferred by Section 1542 of the California Civil Code which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Initials

d.	The waiver and release specified above will become effective immediately upon:

i.	execution and delivery to SVB of the Transaction Documents and

ii.	completion of the Related Actions.

13.	Preservation of Agreements. Except as expressly modified herein, the terms and conditions of Restructure Agreement and all related documents (including without limitation the SVB Loan Agreement, the IP Security Agreement, the Pledge Agreement, the Limited Guaranty, the ArtToday Security Agreement, and the ArtToday IP Security Agreement) remain in full force and effect and unmodified.

14.	Execution in Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.	Advice of Attorney. Each of the parties hereto expressly declares that it knows and understands the contents of this Amendment and has had an opportunity to consult with an attorney regarding its form and content.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Restructure Agreement.

DIGITAL CREATIVE DEVELOPMENT CORPORATION,	SILICON VALLEY BANK,

a Utah corporation	a California banking corporation

By: /S/ Gary Herman	By: /S/ Susan Phillips McGee

Gary Herman	Susan Phillips McGee

CEO	Senior Vice President

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.,

a California corporation

By: /s/ Martin Wade, III

Martin Wade, III

Director , CEO & CFO

ARTTODAY.COM, INC.,

an Arizona corporation

By: /s/ Martin Wade, III

Martin Wade, III

CEO